As filed with the Securities and Exchange Commission on February 16, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3419202
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5 Caufield Place, Suite 102
Newtown, PA 18940
(Address of Principal Executive Offices and Zip Code)

Patient Safety Technologies, Inc. 2009 Stock Option Plan
Stock Option Agreements by and between Patient Safety Technologies, Inc. and each of:
Steven H. Kane, Brian Stewart, Howard E. Chase and Loren L. McFarland
(Full title of the plan)

Steven H. Kane
Chief Executive Officer
Patient Safety Technologies, Inc.
5 Caufield Place, Suite 102
Newtown, PA 18940
(Name and address of agent for service)
(951) 587-6201
(Telephone number, including area code, of agent for service)

With a copy to:

Donald C. Reinke, Esq.
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.33 par value per share	1,115,000	(2)	$1.45	(8)	$1,616,750	(8)	$115.27
Common stock, $0.33 par value per share	110,000	(3)	$1.00	(9)	$110,000	(9)	$7.84
Common stock, $0.33 par value per share	792,500	(3)	$1.79	(9)	$1,418,575	(9)	$101.14
Common stock, $0.33 par value per share	325,000	(3)	$1.85	(9)	$601,250.00	(9)	$42.87
Common stock, $0.33 par value per share	657,500	(3)	$1.40	(9)	$920,500	(9)	$65.63
Common stock, $0.33 par value per share	2,000,000	(4)	$0.75	(10)	$1,500,000.00	(10)	$106.95
Common stock, $0.33 par value per share	750,000	(5)	$0.79	(10)	$592,500.00	(10)	$42.24
Common stock, $0.33 par value per share	200,000	(6)	$0.99	(10)	$198,000.00	(10)	$14.12
Common stock, $0.33 par value per share	200,000	(7)	$0.99	(10)	$198,000.00	(10)	$14.12

(1)  In addition to the shares set forth in the table, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminable number of shares of the registrant’s common stock that may be issuable pursuant to the anti-dilution provisions of the 2009 Stock Option Plan.

(2)  Represents shares of common stock authorized for issuance under the registrant’s 2009 Stock Option Plan.

(3)  Represents shares of common stock issuable upon the exercise of options granted under the registrant’s 2009 Stock Option Plan.

(4)  Represents shares of common stock issuable upon the exercise of options granted to Steven H. Kane pursuant to a Non-Plan Stock Option Agreement on May 7, 2009.

(5)  Represents shares of common stock issuable upon the exercise of options granted to Brian Stewart pursuant to a Non-Plan Stock Option Agreement on January 5, 2009.

(6)  Represents shares of common stock issuable upon the exercise of options granted to Howard E. Chase pursuant to a Non-Plan Stock Option Agreement on June 22, 2009.

(7)  Represents shares of common stock issuable upon the exercise of options granted to Loren L. McFarland pursuant to a Non-Plan Stock Option Agreement on June 22, 2009.

(8)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The price per share and aggregate offering price are calculated based upon the average of the bid and ask price per share of the registrant’s common stock on the OTC Bulletin Board on February 12, 2010.

(9) Pursuant to Rule 457(g) under the Securities Act, the price per share and aggregate offering price are calculated based upon the actual exercise price per share set forth in the applicable Plan Stock Option Agreements.

(10)  Pursuant to Rule 457(g) under the Securities Act, the price per share and aggregate offering price are calculated based upon the actual exercise price per share set forth in the applicable Non-Plan Stock Option Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this registration statement on Form S-8 is included in prospectuses for the plan that are not filed as part of this registration statement on Form S-8 pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Patient Safety Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement on Form S-8:

(a)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on July 13, 2009;

(b)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on April 16, 2009, as amended on Forms 10-K/A filed with the Commission on May 1, 2009 and July 13, 2009;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Commission on November 17, 2009;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Commission on August 14, 2009;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Commission on May 20, 2009;

(f)
The Registrant’s Current Reports on Form 8-K filed with the Commission on April 27, 2009, May 14, 2009, June 19, 2009, June 26, 2009, August 3, 2009, November 24, 2009, December 1, 2009,  January 7, 2010, and January 29, 2010;

(g)
The description of the Registrant’s common stock, $0.33 par value per share, contained in its registration statement on Form S-1 filed with the Commission on November 16, 2007, as amended on Form S-1/A filed with the Commission on December 19, 2007, including all other amendments and reports filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be part of this registration statement on Form S-8 from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement on Form S-8 to the extent that a statement contained herein or in any other subsequently filed document that is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement on Form S-8.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director’s personal liability to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides that no current or former director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:  (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived any improper personal benefit.  The Registrant’s Charter also authorizes the Registrant, to the fullest extent permitted by applicable law, to provide indemnification of, and advancement of expenses to, the Registrant’s agents and any other persons to which the DGCL permits.

In accordance with Section 145, the Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Registrant’s request. Article IV of the Registrant’s Bylaws further provides that directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by him or on his behalf in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

These indemnification provisions may permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement for expenses incurred) under the Securities Act.

All of the Registrant’s directors and officers will be covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation dated August 19, 2009 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 13, 2009)

4.2	By-laws of the Registrant (incorporated by reference to the Registrant’s Form N-2 filed with the Securities and Exchange Commission on July 31, 1992)

4.3
Patient Safety Technologies, Inc. 2009 Stock Option Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 13, 2009)

4.4	Form of Stock Option Agreement under 2009 Stock Option Plan *

4.5	Non-Plan Stock Option Agreement with Steven H. Kane on May 7, 2009 *

4.6	Non-Plan Stock Option Agreement with Brian Stewart on January 5, 2009 *

4.7	Non-Plan Stock Option Agreement with Howard E. Chase on June 22, 2009 *

4.8	Non-Plan Stock Option Agreement with Loren L. McFarland on June 22, 2009 *

5.1	Opinion of Reed Smith LLP *

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, L.L.P., Independent Registered Public Accounting Firm *

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this registration statement on Form S-8)

* Filed herewith

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement on Form S-8 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement on Form S-8 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement on Form S-8; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement on Form S-8 or any material change to such information in this registration statement on Form S-8; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement on Form S-8; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement on Form S-8 shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newton, State of Pennsylvania, on February 16, 2010.

PATIENT SAFETY TECHNOLOGIES, INC.

By:	/s/ Steven H. Kane
Steven H. Kane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven H. Kane and Marc L. Rose, each of whom may act without joinder of the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Director, President and Chief Executive Officer
/s/ Steven H. Kane	(Principal Executive Officer)	February 16, 2010
Steven H. Kane

Chief Financial Officer (Principal Financial Officer and
/s/ Marc L. Rose	Principal Accounting Officer), Treasurer and Secretary	February 16, 2010
Marc L. Rose

/s/ Howard E. Chase	Chairman	February 16, 2010
Howard E. Chase

/s/ Eugene A. Bauer	Director	February 16, 2010
Eugene A. Bauer, M.D.

	Director	February 16, 2010
John P. Francis

/s/ Louis Glazer M.D.	Director	February 16, 2010
Louis Glazer, M.D., Ph.G.

/s/ William M. Hitchcock	Director	February 16, 2010
William M. Hitchcock

/s/ Herbert Langsam	Director	February 16, 2010
Herbert Langsam

/s/ Wenchen Lin	Director	February 16, 2010
Wenchen Lin

/s/ Loren L. McFarland	Director	February 16, 2010
Loren L. McFarland